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                                                                    EXHIBIT 16.1


Securities and Exchange Commission 450 5th Street NW Washington, DC 20549
Gentlemen: We have read and agree with the representations in Item 4 of Form 8-K of National Quality Care, Inc. dated February 20, 2004 relating to Moss Adams LLP.



/s/ Moss Adams LLP

Los Angeles, California
February 25, 2004